UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report: July 22, 2003

(Date of earliest event reported)

INTERWOVEN, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 774-2000

(Registrant’s telephone number, including area code)

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press release dated July 22, 2003, announcing results for the quarter ended June 30, 2003.*

99.2	Transcript of publicly available July 22, 2003 investor conference call.*

*	These exhibits are furnished with this Current Report on Form 8-K and are not deemed filed with the Securities and Exchange Commission and are not incorporated by reference in any filing of Interwoven, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.	REGULATION FD DISCLOSURE (Information Furnished Under Item 12 – Results of Operations and Financial Condition.)

The information contained in this Item 9 is provided pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition,” as contemplated by SEC Release Nos. 33-8176 and 33-8216.

On July 22, 2003, Interwoven, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2003, a copy of which is attached hereto as Exhibit 99.1.

On July 22, 2003, Interwoven, Inc. presented its financial results for the quarter ended June 30, 2003 in a conference call with investors and analysts. The conference call was pre-announced and was available to the public through live teleconference and audio webcast and will continue to be available through audio replay or webcast replay. A copy of the transcript of this call is attached hereto as Exhibit 99.2.

During this conference call, Interwoven, Inc. announced that it expects revenue for the third quarter of 2003 to be between $26 and $27 million and revenue for fiscal year 2003 to be between $106 million and $112 million. In addition, Interwoven, Inc. announced that it expects its loss per share for the third quarter of 2003 and fiscal year 2003, based on 106 million weighted average shares outstanding at the end of the third quarter of 2003 and 104 million weighted average shares outstanding at the end of fiscal year 2003. Interwoven, Inc. announced that it expects loss per share to be between $0.05 and $0.07 for the third quarter, on a GAAP basis, and between $0.22 and $0.26 for 2003, on a GAAP basis. Interwoven, Inc. also announced that it expects a pro forma loss per share to be between $0.03 and $0.05 for the third quarter and between $0.14 and $0.18 for 2003. Expected pro forma loss per share differs from expected GAAP loss per share because it excludes the effect of the following estimated charges or expenses: amortization of intangible assets of approximately $500,000 for the third quarter and approximately $2 million for 2003, amortization of deferred stock-based compensation of approximately $500,000 for the third quarter and approximately $1.7 million for 2003, and restructuring charges of approximately $1 million for the third quarter and approximately $4 million for 2003.

The foregoing projections are forward-looking statements. These statements are based on estimates and information available to Interwoven, Inc. as of July 22, 2003 and are not guarantees of future performance. Actual results could differ materially from these expectations as a result of many factors, including: customer acceptance of new product releases may be slower than Interwoven, Inc. anticipates; customer spending on web initiatives may decline during the current economic downturn, which may be longer than Interwoven, Inc. anticipates; management changes may disrupt Interwoven, Inc.’s business; and the market for Interwoven, Inc.’s products is intensely competitive and rapidly evolving, so market success of its new product offerings is unpredictable. These and other risks and uncertainties associated with Interwoven, Inc.’s business are described in its most recent annual report on Form 10-K and subsequent Forms 10-Q and 8-K, which are on file with the SEC and available through www.sec.gov.

In addition, during this conference call, Interwoven, Inc. presented a slide on its webcast containing previously reported net loss and net loss per share over the previous seven quarters, on both a GAAP and a pro forma basis. This information, along with a reconciliation to comparable GAAP financial measures, is presented below. Certain reclassifications have been made to the information set forth below to conform to the presentation as of July 22, 2003.

3

	Three Months Ended
	Sept. 30, 2001	Dec. 31, 2001	March 31, 2002	June 30, 2002	Sept. 30, 2002	Dec. 31, 2002	March 31, 2003
	(in thousands)
Net loss as reported	$(39,100)	$(27,313)	$(15,664)	$(13,791)	$(86,623)	$(32,538)	$(9,100)
Add back of certain non-cash and other charges:
Amortization of deferred stock-based compensation	3,207	2,157	3,207	58	1,020	595	514
Amortization of acquired intangible assets	22,209	22,109	1,236	1,310	732	444	444
Restructuring and excess facilities charges	10,032	—	1,220	7,244	1,179	28,441	1,066
Impairment of goodwill	—	—	—	—	76,431	—	—

Pro forma net loss	$(3,652)	$(3,047)	$(10,001)	$(5,179)	$(7,261)	$(3,058)	$(7,076)

Basic pro forma net loss per share	$(0.04)	$(0.03)	$(0.10)	$(0.05)	$(0.07)	$(0.03)	$(0.07)

Diluted pro forma net loss per share	$(0.04)	$(0.03)	$(0.10)	$(0.05)	$(0.07)	$(0.03)	$(0.07)

Shares used in computing basic net loss per share	100,672	101,237	102,625	103,414	101,859	101,809	102,162

Shares used in computing diluted net loss per share	100,672	101,237	102,625	103,414	101,859	101,809	102,162

Interwoven, Inc. believes that this pro forma information is useful for investors because it excludes expenses that Interwoven, Inc. believes are not indicative of its on-going operations; Interwoven, Inc. believes that the underlying trends in its business are more evident when the information is viewed this way. However, Interwoven, Inc. urges readers to review and consider carefully the GAAP financial information contained in its SEC filings and in earnings releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC. (Registrant)

Date: July 25, 2003	By:	/s/ DAVID M. ALLEN
David M. Allen Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated July 22, 2003 announcing results for the quarter ended June 30, 2003.*
99.2	Transcript of publicly available July 22, 2003 investor conference call.*

*	These exhibits are furnished with this Current Report on Form 8-K and are not deemed filed with the Securities and Exchange Commission and are not incorporated by reference in any filing of Interwoven, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.